Exhibit 10.7

AMENDED AND RESTATED EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

THIS AMENDED AND RESTATED EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT (the “Agreement”) is entered into by and between the following parties on July 10, 2025.

Party A: Recon Hengda Technology (Beijing) Co, Ltd

Registered Address: Room 602, 6th Floor, Building 1, Courtyard 1, Shui'an South Street, Chaoyang District, Beijing

Party B: Dong Lin, Li

Registered Address: Room 401, Unit 2, Building 18, Oil Extraction Plant 4, Wanzhuang Petroleum Base, Guangyang District, Langfang City, Hebei

Party C: Beijing BHD Petroleum Technology Co., Ltd.

Registered Address:West side of Dongxiaokou Town Government, Changping District, Beijing

WHEREAS,

1.	Party B collectively holds 3.7704% equity interest in Party C;

2.	Party A and Party C have entered into a series of Agreements including the Exclusive Consulting and Service Agreement.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

1.	Transfer of Equity Interest

1.1	Granting Right

Under the PRC law, Party B hereby irrevocably grants Party A the exclusive right to purchase, or designate one or more persons (the “Specified Person”) to purchase, a portion or whole of the Equity Interest of Party C held by Party B at the price set forth in Article 1.3 hereof in accordance with the procedure promulgated by Party A at any time in Party A’s discretion.(the “Purchase Right”). Except for Party A and the Specified Person, Party C shall not sell the Equity Interest to any third party. Party C hereby agrees that Party B may grant the Purchase Right to Party A. For the purpose of this Agreement, the “person” stipulated herein refers to individual, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.

1.2	Procedure

The exercise of the Purchase Right by Party A shall subject to the laws and regulations of the PRC. When Party A intends to exercise the Purchase Right, it shall issue a written notice (the “Purchase Notice”) to Party B which shall contain the following items: (a) Party A intends to exercise the Purchase Right; (b) the percentage of the Equity Interest to be purchased therewith (the “Purchased Equity Interest”); and (c) the effective date or transfer date.

1.3	Transfer Fee

The Transfer Fee (“Transfer Fee”) shall be confirmed by and between Party A and Party B through negotiation according to the appraisal of the Equity Interest approved by the competent authority, and it shall be the lowest price allowable by the PRC laws and regulations. Party B hereby unconditionally and irrevocably agrees that, in the event that Party A exercises its Purchase Right, Party B shall unconditionally refund to Party A the Transfer Fee in full.(relevant taxes and fees shall be borne by the Party A).

1.4	Transfer of the Equity Interest

Each time when Party A exercises the Purchase Right:

1.4.1	Party B shall procure that Party C convene shareholders’ meeting timely and shall pass the shareholders’ resolutions that Party B could transfer to Party A or the Specified Person the Equity Interest.

1.4.2	Party B shall enter into Equity Transfer Agreement with Party A (or the Specified Person, if applicable) in accordance with this Agreement and Purchase Notice.

1.4.3	Related parties shall execute all other necessary agreements or documents, and obtain all necessary government approvals and consents, and take all necessary actions to lawfully transfer the title to the Equity Interests to Party A or the Specified Person and procure Party A or the Specified Person to be registered as the holder of the Equity Interest. The Equity Interest should be free from any Security Interest. For the purpose of this Agreement, Security Interest shall include guarantee, mortgage, any third party’s right or interest, any purchase right, pre-emption right, offset right and any other security arrangements. Notwithstanding the foregoing, the Security Interest shall not include any security interest accrued in accordance with this Agreement and the Equity Interest Pledge Agreement which is entered into by and between Party B and Party A on July 10, 2025 (“Equity Interest Pledge Agreement”). According to the Equity Interest Pledge Agreement, Party B shall pledge all the equity possessed by Party B in Party C to Party A as a guarantee to the performance of the Exclusive Consulting and Service Agreement which is entered into by and between Party C and Party A on July 10, 2025 (“Exclusive Consulting and Service Agreement”).

1.5	Payments for the Equity Interest

1.5.1	Party A shall pay the Transfer Fee to Party B in accordance with Article 1.3 hereof.

2.	Warranties Relating to the Equity Interest

2.1	Party C hereby guarantees that:

2.1.1	Absent prior written consent of Party A or the Specified Person, Party C will not supplement, amend, or modify any provision of the Articles of Association of the company, and shall not increase or decrease its registered capital, or alter the equity structure in other methods.

2.1.2	Party C shall be legally existing, and prudently and efficiently operates its business and deals with corporate affairs in accordance with commercial standards and practice.

2.1.3	Absent prior written consent of Party A or the specific person, Party C shall not sell, transfer, mortgage or dispose of any asset, business or beneficial right of Party C, or allow creation of any other Security Interest.

2.1.4	Absent prior written consent of Party A or the specific person, Party C shall not incur, inherit, guarantee or bear any debt except for (i) the debt is incurred during the routine business instead of loan; and (ii) the debt has been disclosed to Party A and has obtained Party A’s written consent.

2.1.5	Party C shall operate its routine business to keep the value of its assets, and shall not result in any material influence on its business operation and the value of its asset by acts or omissions.

2.1.6	Absent prior written consent of Party A or the specific person, Party C shall not enter into any material agreement except for the purpose of routine business operation. (For the purpose of this provision, an agreement covering an amount in excess of RMB100,000 shall be deemed as a material agreement).

2.1.7	Absent prior written consent of Party A or the specific person, Party C shall not provide any loan or credit to any third party.

2.1.8	Party C shall provide all materials relating to its operation and financial status to Party A upon Party A’s request.

2.1.9	Party C shall effect and maintain insurance from the insurance company acceptable to Party A. The amount and types of such insurance shall be the same with the alike companies which operate the similar business and possess the similar assets with Party C in the same distraction.

2.1.10	Absent prior written consent of Party A or the specific person, Party C shall not merge with, combine with or purchase any entity or make investments to any entity.

2.1.11	Party C shall promptly inform Party A of any existing or potential litigation, arbitration, or administrative procedure in relation to Party C’s assets, business and revenue.

2.1.12	Party C shall make all necessary efforts to maintain the title to its assets, including but not limited to execute all necessary or proper documents, commence all necessary or proper claims, or make all necessary or proper defences to all claims.

2.1.13	Absent prior written consent of Party A, Party C shall not distribute any dividend to any shareholder. Nevertheless, Party C shall immediately distribute all payable dividends to the shareholders upon request of Party A or the specified person.

2.2	Party B hereby guarantees that:

2.2.1	Absent prior written consent of Party A or the specific person, Party B shall not sell, transfer, mortgage or dispose of any right or interest relating to the Equity Interest, or allow any creation of other Security Interest on the Equity Interest. However the Security Interest accrued from this Agreement and the Equity Interest Pledge Agreement shall be excluded.

2.2.2	Party B shall promptly inform Party A of any existing or potential litigation, arbitration, or administrative procedure in relation to the Equity Interest.

2.2.3	Party B shall make all necessary efforts to maintain its title to the equity of Party C, including but not limited to execute all necessary or proper documents, commence all necessary or proper claims, or make all necessary or proper defences to all claims.

2.2.4	Upon the request of Party A, Party B shall immediately transfer its Equity Interest to Party A or the Specified Person unconditionally at any time.

2.2.5	Party B shall strictly comply with and duly perform this Agreement and any other agreements entered into by and between Party B, Party C, and Party A collectively or respectively and shall not affect the validity and enforceability of such agreements by acts or omissions.

3.	Representations and Warranties

3.1	Party B and Party C hereby collectively and respectively represent and warrant to Pary A that on and till the execution date of this Agreement and each and every transfer day thereafter:

3.1.1	It has the authority and ability to enter into and duly perform this Agreement and each and every Equity Transfer Agreement executed thereafter by Party B or Party C collectively or respectively. Such Agreements shall be legally and effectively binding on the parties thereof and shall be enforceable in accordance with the provisions thereof.

3.1.2	The execution, delivery and performance of this Agreement or any Equity Transfer Agreement thereafter shall not: (i) violate any PRC laws; (ii) conflict with its Articles of Association or other organizational documents; (iii) breach any contract or document of which Party B and/or Party C is a party or which binds Party B and/or Party C; (iv) violate any acquired permit, approval or any valid qualification thereof; or (v) result in the ceasing or revocation or additional conditions to the acquired permit or approval.

3.1.3	Party B retains full and transferable title to its assets and facilities and absent any security interest other than the security interest accrued in this Agreement and the pledge set by the Equity Interests Pledge Agreement.

3.1.4	Party B or any person designated by Party B shall unconditionally transfer any funds obtained from Party C in full to Party A (including but not limited to dividends, bonus, other rights, earnings and so forth distributed by Party C.)

3.1.5	Prior to Party A’s lawful exercise of Purchase Right, Party B shall not request Party C to distribute any dividend, bonus and other right and earning and so forth absent Party A’s permit.

3.1.6	Party C has no outstanding debt except for (i) the legal debt, which is incurred during its routine business operation instead of loan; (ii) the debt has been disclosed to Party A and has obtained Party A’s written permit.

3.1.7	Party C shall comply with all applicable laws and regulations relating to equity transfer.

3.1.8	There is no existing, pending or potential litigation, arbitration, or administrative procedure in relation to the Equity Interest, assets of Party C and other matters of Party C.

3.2	Party A hereby represents and warrants to Party B and Party C on the execution date of this Agreement and each transfer day thereafter:

(i)	Party A shall be obligated to provide continual financial support to Party C in the event that Party C requires to obtain funds support for business operation,;

(ii)	In the event that Party C fails to repay the funds provided by Party A due to Party C’s operation losses, Party A hereby agrees to forego the right to seek repayment.

4.	Effective Date

This agreement is made in four copies, all of which have equal legal effect. This Agreement shall take effect upon execution by the Parties (“Effective Date”), the term shall be five (5) years, and it may be extended by another five (5) years if Party A so requires.

5.	Governing Law and Dispute Resolution

5.1	Governing Law

This Agreement shall be governed by and construed in accordance with PRC laws.(Excluding Hong Kong, Macau, and Taiwan)

5.2	Dispute Resolution

With regards to any dispute in relation to the interpretation or implementation of this Agreement, the Parties shall negotiate friendly to settle the dispute. If it can not be settled within thirty (30) days from the date any party issuing written notice requesting settlement of dispute through negotiation, each party has the right to submit it to the Beijing Arbitration commissionfor arbitration according to the valid arbitration rules. The arbitration shall be held in Beijing. The arbitration award is final and binding on each party.

6.	Tax and Expenditures

Each party shall bear its own tax, costs and expenditures relating to preparing for and executing this Agreement and Equity Transfer Contract and relating to completing the contemplated deal.

7.	Notice

7.1 Any notices and other communications required or permitted to be given under this Agreement shall be delivered by hand or sent by prepaid registered mail, commercial courier service, or fax to the following address of such party. Each notification should also be accompanied by a confirmation email. The date on which such notice is deemed effectively delivered shall be determined as follows:

7.1.1 If the notice is sent by personal delivery, express delivery service, or prepaid registered mail, it shall be deemed to have been effectively delivered on the date of sending or refusal at the designated address specified in the notice;

7.1.2 If the notice is sent by fax, it shall be deemed effectively delivered on the date of successful transmission (as evidenced by the automatically generated transmission confirmation information);

Party A: Recon Hengda Technology (Beijing) Co, Ltd

Address: Room 602, 6th Floor, Building 1, Courtyard 1, Shui'an South Street, Chaoyang District, Beijing

Party B: Dong Lin, Li

Address: Room 401, Unit 2, Building 18, Oil Extraction Plant 4, Wanzhuang Petroleum Base, Guangyang District, Langfang City, Hebei

Party C: Beijing BHD Petroleum Technology Co., Ltd

Address: West side of Dongxiaokou Town Government, Changping District, Beijing

8.	Confidentiality

8.1	The Parties acknowledge and confirm that any oral or written information relating to this Agreement communicated among the Parties shall be deemed as confidential information (“Confidential Information”). The Parties shall keep confidential of such Confidential Information and shall not disclose to any third party unless having obtained prior written consent from the other parties. Nevertheless, Confidential Information shall not include information which (a) was at the date hereof or subsequently becomes public information (otherwise than disclosed by any party received such Confidential Information); (b) is disclosed in accordance with applicable laws or regulations; or (c) the party who disclose any Confidential Information to its attorneys or financial advisors who need to access such information shall ensure that such attorneys or financial advisors comply with this provision and keep confidential of such information. The disclosure by the employee or agent of Each Party shall be deemed as disclosed by the party itself, and the party shall be liable of the breach. The Parties agree that the provisions of this Article shall survive notwithstanding the termination of this Agreement.

9.	Further Assurance

9.1	The Parties agree that they will, without any hesitation, execute any necessary documents for the performance of this Agreement or any documents which are benefit for the purpose of this Agreement, and will take all necessary actions for the purpose of this Agreement or take actions which are benefit for the purpose of this Agreement.

10.	Miscellaneous

10.1	Amendment and supplementation

Any revision, amendment and supplementation of this Agreement shall be in writing and be executed by Each Party.

10.2	Compliance with laws and regulations

The Parties shall comply with all applicable PRC laws and regulations which have been formally issued and may be publicly acquired.

10.3	Entire agreement

Unless it is otherwise revised, amended or supplemented after execution of this Agreement, this Agreement constitutes the entire agreement among the parties as to the subject matter, and supersedes any prior oral or written negotiations, statements or agreement among the parties relating thereto.

10.4	Headings

Headings in this Agreement are only set out for reading convenience, and shall not be used to interpret, explain or otherwise influence the meaning of the provisions of this Agreement.

10.5	Severability

If any of the terms of this Agreement is declared invalid, illegal or unenforceable in accordance with any applicable laws or regulations, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected, and the Parties hereto agree to, through friendly negotiation, make valid terms to such invalid, illegal or unenforceable terms, and the economic results from such valid terms shall be close to, as much as may be possible, the superseded invalid, illegal or enforceable terms.

10.6	Successor

This Agreement shall bind the successor of each party or the transferee permitted by the other parties and shall be interpreted for its benefit.

10.7	Continue to be effective

10.7.1	Any duties occurred in relation to the Agreement before expiration or early termination of the Agreement shall continue to be effective after expiration or early termination of the Agreement.

10.7.2	Articles 5, 8 and 10,7 hereof shall survive notwithstanding the termination of this Agreement.

10.8	Waiver

Each party may waive the terms and conditions under this Agreement in writing. Such waiver should be duly signed by the other parties. Any waive relating to the breach of the other party in certain circumstance shall not be deemed as that the waiver party has made waiver to the other party for the same breach in other circumstances.

10.9	Equity Coverage Scope

The rights, obligations, and commitments stipulated under this agreement apply to the equity currently held by Party B in Party C, as well as all equity actually acquired or held by Party B during its continuous tenure as a shareholder of Party C due to capital increase, dilution, or other means. If Party B partially transfers its equity, the transferred portion shall no longer be subject to this agreement, and its remaining shareholding shall continue to be applicable.

10.10	Abolition of old agreement

This agreement will immediately replace and invalidate the Exclusive Share Purchase Contract signed by both parties in April 2019 as of the effective date.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

This page is the signing page of this Amended and Restated Exclusive Equity Interest Purchase Agreement.

IN WITNESS WHEREOF, the Parties have its authorized representative executed this Agreement on the date first above written.

Party A: Recon Hengda Technology (Beijing) Co, Ltd

Legal Representative:  /s/ Guangqiang Chen

Company seal:

Party B: Dong Lin, Li

Legal Representative: /s/ Donglin Li

Company seal:

Party C: Beijing (BHD) Petroleum Technology Co., Ltd.

Legal Representative: /s/ Guangqiang Chen

Company seal: